NUMBER

101

SERIES A CONVERTIBLE

SHARES

5,882,353

SERIES A CONVERTIBLE
CUSIP

Forme Capital, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF
DELAWARE

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

*****Vision Opportunity China, L.P.*****

is the Owner of ***** Five Million Eight Hundred Eighty-Two Thousand Three Hundred Fifty-Three *****

FULLY PAID AND NON-ASSESSABLE SHARES OF SERIES A CONVERTIBLE PREFERRED OF

Forme Capital, Inc.

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness this facsimile seal of said Corporation and the facsimile signatures of its duly authorized officers.

Dated: **March 27, 2008**

COUNTERSIGNED AND REGISTERED:
EMPIRE STOCK TRANSFER INC.
Transfer Agent and Registrar

By

AUTHORIZED SIGNATURE

CORPORATE SEAL

John Vogl
SECRETARY

John Vogl
PRESIDENT

A 08609